Exhibit 99.1

22nd Century Group Reports Fourth Quarter and Full Year 2024 Financial Results

Launches 2025 Growth Strategy Leveraging Both Internal and External Brand Assets Across Multiple Categories

Announces First VLN® Partner Brands with Smoker Friendly Ready for Shipment in Q2 2025, Additional Partner VLN® Brands in Discussion

MOCKSVILLE, N.C., March 20, 2025 — 22nd Century Group, Inc. (Nasdaq: XXII), a tobacco products company that is leading the fight against nicotine dependence and believes smokers should have a choice about their nicotine consumption, today announced results for the fourth quarter and year-ended December 31, 2024, and provided an update on recent business highlights.

Fourth Quarter and Full Year 2024 Financial Results (compared to Third Quarter 2024, except as noted)

All figures reported below reflect continuing operations, excluding discontinued operations related to the sale and exit of the Company’s hemp/cannabis business in late 2023.

●	Net revenues decreased sequentially to $4.0 million, compared to $5.9 million.
●	Gross profit (loss) was $(1.3) million, compared to $(0.6) million.
●	Operating loss increased to $4.1 million, compared to $3.4 million.
●	Net loss increased to $4.2 million, compared to $3.6 million.
●	Adjusted EBITDA loss was $3.9 million, from a loss of $3.2 million.
●	Ended fiscal 2024 with net debt of $3.3 million.

Recent Business Highlights

●	Launched new VLN® branding, ready for shipment in the second quarter 2025, including a new logo, packaging and marketing plan.
●	Announced first VLN® partner brand with Smoker Friendly, ready for shipment in the second quarter of 2025.
●	Progressed in securing additional VLN® partner brands, working toward a new reduced nicotine content product category.
●	Signed a new five-year expanded license and manufacturing agreement with Smoker Friendly, covering 11 existing products and eight new premium products to be launched.
●	Announced compliance with the FDA’s proposed new tobacco product standard for nicotine yield, which cites VLN® from 22nd Century as the only combustible cigarette on the market that currently meets the new standard of a maximum nicotine level of 0.7 mg/g in cigarettes.

“Our 2024 results demonstrate a challenging but transformative year as we worked our turnaround plan and reset almost all aspects of our business. We are starting 2025 with a new base focused on growth across all of our revenue lines. Our contract manufacturing business begins the year with profitable contracts, and we have begun the relaunch of our reduced nicotine VLN® cigarette business that will encompass both our branded VLN® products as well as private label partner VLN® products,” said Larry Firestone, Chairman and CEO. “We are excited for 2025 as this is really a new start of 22nd Century Group, Inc., and are looking forward to shaping our future around our current strategy.”

Fourth Quarter 2024 - Discussion of Product Line Net Revenues

●	Cigarette net revenues were $3.3 million, decreased from $4.1 million in the third quarter of 2024 reflecting a shift in overall product mix and pricing between domestic and export sales. Q4 2024 cigarette carton volumes increased to 228 thousand compared to 156 thousand in the third quarter of 2024.
●	Filtered cigars net revenues decreased to $0.8 million, compared to $1.7 million in the immediately preceding quarter, reflecting lower volumes as the Company completed last time buy orders under terminated contract manufacturing agreements.
●	Cigarillo distribution net revenues were negligible in the fourth quarter compared to $0.2 million in the preceding quarter.
●	VLN® cigarette net revenues were $(0.1) million in the fourth quarter, reflective of rebate and marketing incentives for product already in distribution. The Company has announced new branding for its VLN® products, which will be ready for shipment in the second quarter 2025, as well as its first partner brand VLN® products with its existing customer Smoker Friendly. Additional partner brand agreements are in progress as part of a relaunch of its VLN® reduced nicotine content products.

Conference Call

22nd Century will host a live webcast today at 8:00 a.m. E.T. to discuss its fourth quarter and year-end 2024 financial results and business highlights. The live and archived webcast will be accessible in the Events section on 22nd Century’s Investor Relations website at https://ir.xxiicentury.com/events.

Summary Financial Results

(dollars in thousands, except per share data)

	Three Months Ended
	December 31,		Change
	2024	2023	$	%
Revenues, net	$4,020	$7,357	(3,337)	(45.4)
Gross profit (loss)	$(1,254)	$(7,829)	6,575	(84.0)
Operating loss	$(4,091)	$(14,232)	10,141	(71.3)
Net loss from continuing operations	$(4,246)	$(22,068)	17,822	(80.8)
Basic and diluted loss per common share from continuing operations	$(10.59)	$(1,413.40)	1,403	(99.3)
Adjusted EBITDA (a)	$(3,888)	$(4,363)	475	10.9

	Year Ended
	December 31,		Change
	2024	2023	$	%
Revenues, net	$24,382	$32,204	(7,822)	(24.3)
Gross profit (loss)	$(2,400)	$(8,696)	6,296	(72.4)
Operating loss	$(13,950)	$(44,931)	30,981	(69.0)
Net loss from continuing operations	$(15,495)	$(54,686)	39,191	(71.7)
Basic and diluted loss per common share from continuing operations	$(105.85)	$(5,776.63)	5,671	(98.2)
Adjusted EBITDA (a)	$(13,136)	$(30,100)	16,964	56.4

(a) Adjusted EBITDA is a non-GAAP financial measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

Summary Product Line Results

(in thousands)

	Three Months Ended
	December 31,
	2024		2023		Change
	$	Cartons	$	Cartons	$	Cartons
Contract Manufacturing
Cigarettes	3,276	228	2,293	104	983	124
Filtered Cigars	833	112	4,826	715	(3,993)	(603)
Cigarillos	-	-	-	-	-	-
Total Contract Manufacturing	4,109	340	7,119	819	(3,010)	(479)
VLN®	(89)	(2)	238	4	(327)	(6)
Total Product Line Revenues	4,020	338	7,357	823	(3,337)	(485)

	Year Ended
	December 31,
	2024		2023		Change
	$	Cartons	$	Cartons	$	Cartons
Contract Manufacturing
Cigarettes	14,219	644	14,027	745	192	(101)
Filtered Cigars	9,427	1,361	17,240	2,652	(7,813)	(1,291)
Cigarillos	756	120	-	-	756	120
Total Contract Manufacturing	24,402	2,125	31,267	3,397	(6,865)	(1,272)
VLN®	(20)	-	937	18	(957)	(18)
Total Product Line Revenues	24,382	2,125	32,204	3,415	(7,822)	(1,290)

About 22nd Century Group, Inc.

22nd Century Group is the pioneering nicotine harm reduction company in the tobacco industry enabling smokers to take control of their nicotine consumption.

We created our flagship product, the VLN® cigarette, to give traditional cigarette smokers an authentic and familiar alternative that helps them take control of their nicotine consumption. VLN® cigarettes have 95% less nicotine than the traditional cigarette and have been proven to greatly reduce nicotine consumption. Instead of offering new ways of delivering nicotine to addicted smokers, we offer smokers the option to take control of their nicotine consumption and make informed and more productive choices, including the choice to avoid addictive levels of nicotine altogether.

Our wholly owned subsidiaries include a leading cigarette manufacturer that produces all VLN® products and provides turnkey contract manufacturing for other tobacco brands both domestically and internationally. The 60,000 square foot facility in Mocksville, North Carolina has the capacity to produce more than 45 million cartons of combusted tobacco products annually with additional space for expansion.

Our proprietary reduced nicotine tobacco blends are made possible by comprehensive and patented technologies that regulate nicotine biosynthesis activities in the tobacco plant, resulting in full flavor and high yield with 95% less nicotine. Our extensive patent portfolio has been developed to ensure we have the only low nicotine combustible cigarette in the United States and critical international markets. Our mission is to sell the last cigarette before the 22nd Century.

VLN® and Helps You Smoke Less® are registered trademarks of 22nd Century Limited LLC.

Learn more at xxiicentury.com, on X (formerly Twitter), on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, (iii) our financial and operating performance and (iv) our expectations for our business interruption insurance claim. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 20, 2025. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Notes regarding Non-GAAP Financial Information

In addition to the Company’s reported results in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company provides EBITDA and Adjusted EBITDA.

In order to calculate EBITDA, the Company adjusts net (loss) income by adding back interest expense (income), provision (benefit) for income taxes, and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted by the Company for certain non-cash and/or non-operating expenses, including adding back equity-based employee compensation expense, restructuring and restructuring-related charges such as impairment, acquisition and transaction costs, and other unusual or infrequently occurring items, if applicable, such as inventory reserves and adjustments, gains or losses on disposal of property, plant and equipment, and gains or losses on investments.

The Company believes that the presentation of EBITDA and Adjusted EBITDA are important financial measures that supplement discussion and analysis of its financial condition and results of operations and enhances an understanding of its operating performance. While management considers EBITDA and Adjusted EBITDA to be important, these financial performance measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating (loss) income, net (loss) income and cash flows from operations. Adjusted EBITDA is susceptible to varying calculations and the Company’s measurement of Adjusted EBITDA may not be comparable to those of other companies.

Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents. In addition to the performance measures identified above, we believe that net total debt provides a meaningful measure of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of scheduled debt repayments.

Investor Relations & Media Contact
Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands, except share and per-share data)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$4,422	$2,058
Accounts receivable, net	1,698	1,671
Inventories	2,015	4,346
Insurance recoveries	768	3,768
GVB promissory note	500	2,000
Prepaid expenses and other current assets	1,068	1,180
Current assets of discontinued operations held for sale	1,051	1,254
Total current assets	11,522	16,277
Property, plant and equipment, net	2,773	3,393
Operating lease right-of-use assets, net	1,639	1,894
Intangible assets, net	5,724	5,924
Other assets	15	15
Total assets	$21,673	$27,503

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes and loans payable - current	$254	$543
Current portion of long-term debt	1,500	5,848
Operating lease obligations	261	231
Accounts payable	2,401	4,445
Accrued expenses	1,021	1,322
Accrued litigation	768	3,768
Accrued payroll	318	883
Accrued excise taxes and fees	2,038	2,234
Deferred income	20	726
Other current liabilities	100	1,849
Current liabilities of discontinued operations held for sale	1,281	3,185
Total current liabilities	9,962	25,034
Long-term liabilities:
Operating lease obligations	1,437	1,698
Long-term debt	5,165	8,058
Other long-term liabilities	1,097	1,123
Total liabilities	17,661	35,913
Shareholders’ equity (deficit)
Preferred stock, $.00001 par value, 10,000,000 shares authorized
Common stock, $.00001 par value, 250,000,000 shares authorized
Capital stock issued and outstanding:
730,148 common shares (20,313 at December 31, 2023)
Common stock, par value	—	—
Capital in excess of par value	397,883	370,297
Accumulated deficit	(393,871)	(378,707)
Total shareholders’ equity (deficit)	4,012	(8,410)
Total liabilities and shareholders’ equity (deficit)	$21,673	$27,503

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(amounts in thousands, except share and per-share data)

	Year Ended
	December 31,
	2024	2023
Revenues, net	$24,382	$32,204
Cost of goods sold	14,278	24,891
Excise taxes and fees on products	12,504	16,009
Gross (loss) profit	(2,400)	(8,696)
Operating expenses:
Sales, general and administrative	10,287	31,064
Research and development	1,133	2,644
Other operating expense, net	130	2,527
Total operating expenses	11,550	36,235
Operating loss from continuing operations	(13,950)	(44,931)
Other income (expense):
Other income (expense), net	507	334
Loss on transfer of promissory note	—	(895)
Interest income, net	72	219
Interest expense	(2,094)	(9,366)
Total other income (expense), net	(1,515)	(9,708)
Loss from continuing operations before income taxes	(15,465)	(54,639)
Provision for income taxes	30	47
Net loss from continuing operations	$(15,495)	$(54,686)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	$331	$(85,634)
Provision for income taxes	—	455
Net income (loss) from discontinued operations	$331	$(86,089)

Net loss	$(15,164)	$(140,775)
Deemed dividends	(10,303)	(9,992)
Net loss available to common shareholders	$(25,467)	$(150,767)

Basic loss per share:
Basic loss per common share from continuing operations	$(105.85)	$(5,776.63)
Basic income (loss) per common share from discontinued operations	$2.26	$(9,093.89)
Basic loss per common share from deemed dividends	$(70.38)	$(1,055.47)
Basic loss per common share	$(173.97)	$(15,925.99)

Diluted loss per share:
Diluted loss per common share from continuing operations	$(105.85)	$(5,776.63)
Diluted income (loss) per common share from discontinued operations	$0.24	$(9,093.89)
Diluted loss per common share from deemed dividends	$(70.38)	$(1,055.47)
Diluted loss per common share	$(175.99)	$(15,925.99)

Weighted average shares outstanding:
Basic	146,392	9,467
Diluted	1,389,983	9,467

Table A – Reconciliations of Non-GAAP Measures

(dollars in thousands, except share and per-share data)

Below is a table containing information relating to the Company’s Net loss, EBITDA and Adjusted EBITDA for the three and nine month periods ended December 31, 2024 and 2023, including a reconciliation of these Non-GAAP measures for such periods.

	Quarter Ended
	December 31,
	Amounts in thousands ($000’s)
	except share and per share data
	(UNAUDITED)
			$ Change
	2024	2023	fav / (unfav)[1]
Net loss from continuing operations	$(4,246)	$(22,068)	$17,822
Interest (income)/expense, net	221	6,769	(6,548)
Provision (benefit) for income taxes	3	1	2
Amortization and depreciation	241	370	(129)
EBITDA	$(3,781)	$(14,928)	$11,147
Adjustments:
Restructuring and impairment	(111)	1,871	(1,982)
Inventory write-down	—	7,927	(7,927)
Change in fair value of derivative liabilities	(75)	557	(632)
Change in fair value of warrant liabilities	(68)	175	(243)
Loss on transfer of promissory note	—	895	(895)
Equity-based employee compensation expense	147	(860)	1,007
Adjusted EBITDA	$(3,888)	$(4,363)	$475

Adjusted EBITDA loss per common share	$(9.70)	$(279.44)	$269.74
Weighted average common shares outstanding - basic and diluted	400,858	15,613

	Year Ended
	December 31,
	Amounts in thousands ($000’s)
	except share and per share data
	(UNAUDITED)
			$ Change
	2024	2023	fav / (unfav)[1]
Net loss from continuing operations	$(15,495)	$(54,686)	$39,191
Interest (income)/expense, net	2,022	9,147	(7,125)
Provision (benefit) for income taxes	30	47	(17)
Amortization and depreciation	1,003	1,508	(505)
EBITDA	$(12,440)	$(43,984)	$31,544
Adjustments:
Restructuring and impairment	(459)	2,415	(2,874)
Inventory write-down	431	7,927	(7,496)
Acquisition and transaction costs	—	223	(223)
Change in fair value of derivative liabilities	(556)	557	(1,113)
Change in fair value of warrant liabilities	(492)	(364)	(128)
Loss on transfer of promissory note	—	895	(895)
Equity-based employee compensation expense	380	2,231	(1,851)
Adjusted EBITDA	$(13,136)	$(30,100)	$16,964

Adjusted EBITDA loss per common share	$(0.09)	$(3.18)	$3.09
Weighted average common shares outstanding - basic and diluted	146,392	9,467

1Fav = Favorable variance, which increases EBITDA and Adjusted EBITDA; Unfav = unfavorable variance, which reduces EBITDA and Adjusted EBITDA

Table B: Net Total Debt Reconciliation

(dollars in thousands)

	December 31,	December 31,
	2024	2023
Total debt	$6,665	$13,906
Add: debt discounts and deferred issuance costs included in total debt	1,025	1,453
Total principal amount of debt outstanding	7,690	15,359
Less: Cash and cash equivalents	4,422	2,058
Net total debt (Non-GAAP)	$3,268	$13,301